UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 15, 2024

INSPIRE VETERINARY PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41792	85-4359258
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

780 Lynnhaven Parkway, Suite 400 Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 734-5464

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	IVP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 12, 2024, Inspire Veterinary Partners, Inc. (the “Company”) closed a “best efforts” public offering for the sale by the Company of an aggregate of 6,000,000 units (the “Units”), at an offering price of $1.00 per Unit. Each Unit consists of either one share of the Company's Class A common stock, $0.001 par value per share, or one pre-funded warrant to purchase one share of the Company's Class A common stock (“Pre-Funded Warrant”) and one warrant to purchase one share of the Company's Class A common stock (“Warrant”).

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities and the components of the Units will be immediately separable and will be issued separately in the offering.

The Warrants have an exercise price of $1.00 and are exercisable for a period of six months commencing upon issuance. The Pre-Funded Warrants are issuable to purchasers in lieu of shares of Class A common stock that would otherwise result in such purchaser's beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of the Company's outstanding Class A common stock, if any such purchaser so chooses. Each Pre-Funded Warrant is exercisable at any time to purchase one share of Class A common stock at an exercise price of $0.0001 per share.

The shares of Class A common stock, Warrants and Pre-Funded Warrants under the offering were sold pursuant to a securities purchase agreement with certain investors. Spartan Capital Securities, LLC, (“Spartan”) acted as the sole placement agent for the offering and received a fee of 8% of the gross proceeds and reimbursement of $60,000 in non-accountable expenses and $125,000 of legal fees and out-of-pocket expenses, pursuant to a letter of engagement between the Company and Spartan.

Gross proceeds from the offering, before deducting the placement agent's fees and other offering expenses, were approximately $6.0 million. The Company intends to use the proceeds of the offering for working capital, general corporate purposes, payments to a third-party marketing agency for services related to marketing and advertising, strategic investments, and any additional future acquisition (if any).

The securities were offered and sold pursuant to the Company’s registration statement on Form S-1 (File No. 333- 280194), as amended, which was declared effective by the Securities and Exchange Commission on July 2, 2024.

Item 8.01 Other Events.

On July 10, 2024, the Company issued a press release regarding the closing of the public offering. A copy of the press release is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated July 10, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2024	INSPIRE VETERINARY PARTNERS, INC.

	By:	/s/ Kimball Carr
	Name:	Kimball Carr
	Title:	President and Chief Executive Officer

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